Exhibit 99.1

ARMOUR RESIDENTIAL REIT, INC.  ANNOUNCES

NOTIFICATION OF DELISTING FROM NYSE AMEX, LLC

VERO BEACH, Florida, January 26, 2010 – ARMOUR Residential REIT, Inc. (NYSE Amex: ARR; ARR.WS) (the "Company") today announced that it received notice from the Staff of the NYSE Amex, LLC  (the "NYSE Amex" or the "Exchange") on January 22, 2010 that the Exchange has determined to proceed with delisting the Company's common stock and warrants. After careful consideration, the Company has determined not to appeal this determination.

As previously announced, on December 7, 2009, the Company received notice from the Staff of the NYSE Amex, LLC indicating that the Company no longer complied with the Exchange's continued listing standards due to the fact that the Company's current market capitalization is below $50,000,000 and the Company does not currently have at least 400 public shareholders, as required by Sections 101(c)(2), 101(d)(1) and 102(a) of the NYSE Amex Company Guide, and that its securities were, therefore, subject to being delisted from the Exchange.  On December 10, 2009, the Company appealed this determination and requested a hearing before a committee of the NYSE Amex.  On January 19, 2010, the NYSE Amex's Listing Qualifications Panel of the Committee on Securities held a hearing to consider the written and oral submissions made by the Company and the Staff.  On January 22, 2010, the Company received notice that the NYSE Amex has determined to proceed with delisting the Company's common stock and warrants from listing and registration on the Exchange.

As also previously announced, the Company has commenced a listings application process for its securities to be listed on The Nasdaq Stock Market. There can be no assurance that the Company's securities will be approved for listing on The Nasdaq Stock Market upon its delisting from NYSE Amex. In such event, the Company's common stock and warrants will be traded on the over-the-counter market and quoted on the OTC Bulletin Board upon delisting from the NYSE Amex. The Company notes that there can be no assurance that any broker-dealer will be willing to act as a market maker in the Company's securities or that, if such quotations begin, they will continue for any length of time.

ARMOUR Residential REIT, Inc.

ARMOUR is Maryland corporation focused on investing in residential mortgage-backed securities.  ARMOUR is externally managed and advised by ARRM.  ARMOUR intends to elect and qualify to be taxed as a real estate investment trust ("REIT") for U.S. federal income tax purposes, commencing with ARMOUR's taxable year ending December 31, 2009.

Safe Harbor

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events.  Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements.  These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.

Additional information concerning these and other risk factors is contained in the Company's  most recent filings with the Securities and Exchange Commission ("SEC").  All subsequent written and oral forward-looking statements concerning the Company is expressly qualified in their entirety by the cautionary statements above.  The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made.  The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the companies at the SEC's Internet site at http://www.sec.gov/ or by directing requests to: ARMOUR Residential REIT, Inc., 956 Beachland Blvd., Suite #11, Vero Beach, Florida 32963, Attention: Investor Relations.

Investor Contact:

Jeffrey Zimmer

Co-Chief Executive Officer, President and Vice Chairman

ARMOUR Residential REIT, Inc.

(772) 617-4340